CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the following with respect to Post-effective Amendment No. 8 to the Registration Statement (File No. 333-34199) on Form S-6 under the Securities Act of 1933 of Variable Account II of AIG Life Insurance Company.

      1. The incorporation by reference into the Prospectus of our report dated February 4, 2002 relating to our audit of the financial statements of AIG Life Insurance Company.

      2. The incorporation by reference into the Prospectus of our report dated March 15, 2002 relating to our audit of the financial statements of AIG Life Insurance Company Variable Account II.

      3.    The reference to our firm under the heading "General
            Information-Independent Accountants" in the Statement of Additional Information.

PricewaterhouseCoopers LLP
May 1, 2002